STOCK OPTION AGREEMENT

TO ISRAELI EMPLOYEES AND DIRECTORS

UNDER THE MOTUS GI HOLDINGS, INC. 2016 EQUITY INCENTIVE PLAN

WHEREAS, the Optionee identified on Exhibit A hereto (the “Optionee”) was granted an option (the “Prior Plan Option”) under the Motus G.I. Medical Technologies Ltd. Employee Share Option Plan (the “Prior Plan”) to purchase up to the number of ordinary shares of stock of Motus GI Medical Technologies Ltd. (“Motus Ltd”) set forth on Exhibit A at the exercise price set forth on Exhibit A; and

WHEREAS, in connection with certain transactions between Motus Ltd and Motus GI Holdings, Inc., a Delaware corporation (the “Company”), such Prior Plan Option has been assumed by, and will continue in effect under, the Motus GI Holdings, Inc. 2016 Equity Incentive Plan and the Motus GI Holdings, Inc. 2016 Israeli Sub-Plan (together, the “2016 Plan”) as an option to purchase the Company’s common stock, par value $.0001 per share (the “Common Stock”), subject to the “post-exchange” changes set forth in Exhibit A and the terms of this Stock Option Agreement (the “Option Agreement”);

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for good and valuable consideration, the parties hereto agree as follows:

1. Option Assumption. The Prior Plan Option is hereby assumed by, and will continue in effect under, the 2016 Plan in accordance with the terms of this Option Agreement. As so assumed, the Prior Plan Option is referred to herein as the “Option”. The Option shall provide the Optionee with the opportunity to purchase up to the number of “post-exchange” shares of Common Stock (the “Shares”) set forth in Exhibit A at the “post-exchange” exercise price per Share (the “Exercise Price”) set forth in Exhibit A, and on the vesting schedule set forth in Exhibit A, subject to the terms and conditions set forth herein and the provisions of the 2016 Plan and the trust agreement by and between the Trustee and the Company, as may be amended from time to time by the Company and the Trustee at their sole discretion (the “Trust Agreement”), the terms of which are incorporated herein by reference. An executed copy of the Trust Agreement has been provided to Optionee or made available for his or her review. This Option Agreement supersedes and replaces the agreement under which the Prior Plan Option was granted. Capitalized terms used but not otherwise defined in this Option Agreement shall have the meanings as set forth in the 2016 Plan.

The Option will be issued to the Trustee. The Trustee will hold in trust for the benefit of the Optionee, the Option and any Shares to be issued upon exercise of the Option, and all other securities received following any exercise or realization of rights, including bonus shares, until the later to occur of: (i) the lapse of the minimum Lockup Period as required under Section 102, or (ii) the full payment of all requisite taxes by the Optionee, as determined by the Company and the Trustee, in their sole discretion.

2. Exercise Period Following Termination of Continuous Service.[1] This Option shall terminate and be canceled to the extent not exercised within ninety (90) days after the Optionee’s Continuous Service terminates, except that if such termination is due to the death or Disability of the Optionee, this Option shall terminate and be canceled twelve (12) months from the date of termination of Continuous Service. Notwithstanding the foregoing, in the event that the Optionee’s Continuous Service is terminated for Cause, then the Option shall immediately terminate on the date of such termination of Continuous Service and shall not be exercisable for any period following such date. In no event, however, shall this Option be exercised later than the Expiration Date set forth in Exhibit A and in no event shall this Option be exercised for more Shares than the Shares which otherwise have become exercisable as of the date of termination.

3. Method of Exercise.[2] This Option is exercisable by delivery to both the Company and the Trustee of an exercise notice (the “Exercise Notice”) in a form satisfactory to the Committee and the Trustee or by such other form or means as the Committee and the Trustee may permit or require. Any Exercise Notice shall state or provide the number of Shares with respect to which the Option is being exercised (the “Exercised Shares”), and include such other representations and agreements as may be required by the Company pursuant to the provisions of the 2016 Plan. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price for the Exercised Shares in (i) cash; (ii) check; or (iii) such other manner as is acceptable to the Committee, provided that such form of consideration is permitted by the 2016 Plan and by applicable law. The Company and the Trustee shall not release to Optionee any (i) Option, (ii) Shares issues upon the exercise of the Option or (iii) other securities received from such Option or Shares, prior to full payment of the Exercise Price and all the tax liabilities in a method determined by the Company and the Trustee, at their sole discretion. Notwithstanding the foregoing, no Exercised Shares shall be issued unless such exercise and issuance complies with the requirements of applicable law, including, without limitation, the Ordinance.

[NTD: If applicable - Notwithstanding the foregoing, in lieu of payment of the Exercise Price as set forth above, the Optionee may elect to convert the Option into such number of Shares calculated pursuant to the following formula:

X = Y (A-B)

A

Where:

X = the number of Shares to be issued to the Optionee;

Y = the number of Shares in respect of which the net exercise election is being made;

A = the Fair Market Value of one Share; and

B = the Exercise Price of one Share.

It is hereby clarified that unless the Optionee expressly elects to exercise the Option on a net exercise basis, then the exercise of the Option shall be for cash.]

1 Subject to conformity with original terms of option.

2 Subject to conformity with original terms of option.

4. Taxes. By executing this Option Agreement, Optionee acknowledges and agrees that Optionee is solely responsible for the satisfaction of any applicable taxes that may be imposed on Optionee that arise as a result of the grant, vesting or exercise of the Option, and that neither the Company nor the Committee, an Affiliate or the Trustee shall have any obligation whatsoever to pay such taxes (including interest or penalty thereon). Without derogating from the above, the Company does not represent or warrant that the Option (or the purchase or sale of Shares issued upon exercise of the Option) will be subject to a particular tax treatment. The Optionee acknowledges that he or she has reviewed the tax treatment of the Option (including the purchase or sale of Shares issued upon exercise of the Option) with his or her own tax advisors and is relying solely on those advisors in that regard. The Optionee shall indemnify the Company, an Affiliate and/or the Trustee, as applicable, and hold them harmless against and from any and all liabilities for any such taxes, including without limitation, liabilities relating to the necessity to withhold or to have withheld any such taxes from any payment made by the Optionee.

The Company, an Affiliate and/or the Trustee, as applicable, shall be entitled to withhold taxes as required under applicable law, rules and regulations. The Company and/or its Affiliate and/or the Trustee, as the case may be, shall not be required to release any Option and/or Shares until all required tax payments have been fully made to the full satisfaction of the Company, an Affiliate and/or the Trustee, as applicable.

5. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of the 2016 Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

6. Securities Matters. All Shares and Exercised Shares shall be subject to the restrictions on sale, encumbrance and other disposition provided by law, including, without limitation, the requirements of Section 102. The Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary in order to achieve compliance with the Securities Act or the securities laws of any state or any other law.

7. Investment Purpose. The Optionee represents and warrants that unless the Shares are registered under the Securities Act, any and all Shares acquired by the Optionee under this Option Agreement will be acquired for investment for the Optionee’s own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares within the meaning of the Securities Act. The Optionee agrees not to sell, transfer or otherwise dispose of such Shares unless they are either (1) registered under the Securties Act and all applicable state securities laws, or (2) exempt from such registration in the opinion of Company counsel

8. Lock-Up Agreement. The Optionee hereby agrees that in the event that the Optionee exercises this Option during a period in which any directors or officers of the Company have agreed with one or more underwriters not to sell securities of the Company, then, as a condition to such exercise, the Optionee shall enter into an agreement, in form and substance satisfactory to the Company, pursuant to which the Optionee shall agree to restrictions on transferability of the Shares comparable to the restrictions agreed upon by such directors or officers of the Company.

9. Other Plans. No amounts of income received by the Optionee pursuant to this Option Agreement shall be considered compensation for purposes of any pension or retirement plan, insurance plan or any other employee benefit plan of the Company or its subsidiaries, unless otherwise expressly provided in such plan.

10. No Guarantee of Continued Service. The Optionee acknowledges and agrees that the right to exercise the Option pursuant to the exercise schedule hereof is earned only through Continuous Service and such other requirements, if any, as are set forth in Exhibit A (and not through the act of being hired, being granted an option or purchasing shares hereunder). The Optionee further acknowledges and agrees that (i) this Option Agreement, the transactions contemplated hereunder and the exercise schedule set forth herein do not constitute an express or implied promise of continued employment or service for the exercise period or for any other period, and shall not interfere with the Optionee’s right or the right of the Company or its Subsidiaries to terminate the employment or service relationship at any time, with or without cause, subject to the terms of any written employment agreement that the Optionee may have entered into with the Company or any of its Subsidiaries; and (ii) the Company would not have granted this Option to the Optionee but for these acknowledgements and agreements.

11. Entire Agreement; Governing Law. The 2016 Plan is incorporated herein by reference. The 2016 Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and the Optionee. In the event of any conflict between this Option Agreement and the 2016 Plan, the 2016 Plan shall be controlling except as otherwise specifically provided in the 2016 Plan. This Option Agreement shall be construed under the laws of the State of Israel, without regard to conflict of laws principles. The competent courts in Tel-Aviv shall have sole jurisdiction in any matters pertaining to this Option Agreement.

12. Opportunity for Review. Optionee and the Company agree that this Option is granted under and governed by the terms and conditions of the 2016 Plan and this Option Agreement. The Optionee has reviewed the 2016 Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the 2016 Plan and this Option Agreement. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the 2016 Plan and this Option Agreement. The Optionee further agrees to notify the Company upon any change his or her residence address.

The Optionee and the Company further agree that the Option is granted under and governed by Section 102 and the Trust Agreement. Furthermore, the Optionee agrees that the Option and any underlying Shares will be issued to or controlled by the Trustee for the Optionee’s benefit, pursuant to the terms of the Ordinance, including any regulations, rules, orders and procedures promulgated thereunder and the Trust Agreement. Optionee confirms that he or she is familiar with the terms and provisions of Section 102 and the Trust Agreement and agrees that during the Lockup Period in accordance with Section 102, he or she will not require the Trustee to release the Option or Shares to him or her, or to sell the Option or Shares to a third party, unless permitted to do so by applicable law and he or she bears the full implications of such request.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement as of the date set forth in Exhibit A.

MOTUS GI HOLDINGS, INC.

By:
Name:
Title:

OPTIONEE

Name:

EXHIBIT A

STOCK OPTION AGREEMENT

MOTUS GI HOLDINGS, INC.

Optionee’s Name: _____________________

Date of Grant of Prior Plan Option: _____________________

Designation:

[  ] 102 Capital Gain Option; or

[  ] 102 Ordinary Income Option.

Pre-Exchange		Post-Exchange
Number of Ordinary Shares of Motus Ltd subject to Prior Plan Option	Exercise Price per Ordinary Share of Motus Ltd subject to Prior Plan Option	Number of Shares of Common Stock subject to Option	Exercise Price per Share of Common Stock subject to Option
$

Expiration Date: ____________________

Vesting Schedule:[3]

_______ (Initials)

Optionee

_______ (Initials)

Company Signatory

[3] To the extent that vesting is based on service, add that vesting service will be measured from the date of grant of the Prior Plan Option.